    As filed with the Securities and Exchange Commission on February 21, 2001
                                                 Registration Statement No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                        MORGAN STANLEY DEAN WITTER & CO.
             (Exact name of registrant as specified in its charter)

            Delaware                                36-3145972
            --------                                ----------
(State or other jurisdiction of          (IRS Employer Identification Number)
 incorporation or organization)

                                  1585 Broadway
                            New York, New York 10036
                            ------------------------
          (Address of principal executive offices, including zip code)

                        MORGAN STANLEY & CO. INCORPORATED
                          DEFERRED PROFIT SHARING PLAN
                            (Full title of the plan)

                                Ronald T. Carman
                               Assistant Secretary
                        Morgan Stanley Dean Witter & Co.
                                  1585 Broadway
                            New York, New York 10036
                                 (212) 761-4000
            (Name, address and telephone number of agent for service)


                         Calculation of Registration Fee

-------------------------------- ---------------------- -------------------------- ------------------------- ------------------
                                                            Proposed Maximum           Proposed Maximum
   Title of Securities to be         Amount to be          Offering Price Per         Aggregate Offering         Amount of
          Registered                 Registered(1)              Share(2)                   Price(2)          Registration Fee
-------------------------------- ---------------------- -------------------------- ------------------------- ------------------
-------------------------------- ---------------------- -------------------------- ------------------------- ------------------
 Common Stock, par (3)             3,000,000 shares              $74.785                   $224,355,000           $56,088
 value $.01 per share
-------------------------------- ---------------------- -------------------------- ------------------------- ------------------
Interests in the Plan                     (4)                       N/A                       N/A                    N/A
-------------------------------- ---------------------- -------------------------- ------------------------- ------------------

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the plan. No additional registration fee is included for these shares.

(2) The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the average of the high and low prices of the Common Stock as reported on the Consolidated Transaction Reporting System for February 16, 2001, in accordance with Rule 457(h) and (c) under the Securities Act of 1933 and are utilized solely for purposes of calculating the amount of the registration fee.

(3) This Registration Statement also covers the associated preferred stock purchase rights (the "Rights") issued pursuant to a Rights Agreement, dated as of April 25, 1995, as amended as of February 4, 1997 and June 15, 1999, between the Registrant and The Chase Manhattan Bank, as Rights Agent. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant's Common Stock.

(4) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the Plan described herein.

                                EXPLANATORY NOTE

          This Registration Statement relates to the Morgan Stanley & Co. Incorporated Deferred Profit Sharing Plan (the "Plan") and the offer and sale of the common stock, par value $.01 per share (the "Common Stock"), of Morgan Stanley Dean Witter & Co. (the "Registrant") pursuant to the Plan, together with an indeterminable amount of interests in the Plan as may be purchased with contributions under the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The documents containing information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

The Registrant hereby incorporates the following documents herein by reference:

(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 2000;

(b) the Registrant's Current Reports on Form 8-K dated December 19, 2000 and January 24, 2001 (two reports);

(c) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on January 15, 1993, as amended by the description contained in the Registrant's Forms 8-A dated February 11, February 21 and February 22, 1993;

(d) the description of the Registrant's Shareholder Rights Plan contained in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act on April 26, 1995, as amended by the Form 8-A/A dated May 4, 1995 and by the Form 8-K filed with the Commission on June 15, 1999; and

(e) Amendment dated as of February 4, 1997 to the Rights Agreement between the Registrant and The Chase Manhattan Bank, as rights agent, filed as
          Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 4, 1997.

All documents subsequently filed by the Registrant pursuant to Section 13(a),
Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Article VIII of the Amended and Restated Certificate of Incorporation of the Registrant (the "Certificate of Incorporation") and Section 6.07 of the Amended and Restated By-Laws of the Registrant (the "By-Laws"), each as amended to date, provide for the indemnification of the Registrant's directors and officers. The Certificate of Incorporation provides that any person who is a director or officer of the Registrant shall be indemnified by the Registrant to the fullest extent permitted from time to time by applicable law. In addition, the By-Laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Registrant or a director or elected officer of a corporation a majority of the capital stock (other than directors' qualifying shares) of which is owned directly or indirectly by the Registrant (a "Subsidiary") shall be indemnified by the Registrant to the fullest extent permitted by applicable law. The right to indemnification under the By-Laws includes the right to be paid the expenses incurred in defending a proceeding in advance of its final disposition upon receipt (unless the Registrant upon authorization of the Board of Directors waives said requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant.

         The Registrant's By-Laws also provide that the Registrant may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification, and rights to be paid by the Registrant the expenses incurred in defending any proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of the Registrant or a Subsidiary and to any person who is or was serving at the request of the Registrant or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of the Registrant or a Subsidiary, to the same extent as the By-Laws provide with respect to indemnification of, and advancement of expenses for directors and officers of the Registrant.

         Under the By-Laws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, member, employee or agent of the Registrant or Subsidiary, or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss whether or not the Registrant or a Subsidiary would have the power to indemnify that person against such expense, liability or loss under the provisions of applicable law.

         The Registrant has in effect insurance policies in the amount of $125 million for general officers' and directors' liability insurance and $25 million for fiduciary liability insurance covering all of the Registrant's directors and officers in certain instances where by law they may not be indemnified by the Registrant.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         The following exhibits are filed as part of this Registration
Statement:

4.1      Morgan Stanley & Co. Incorporated Deferred Profit Sharing Plan.

4.2 Amended and Restated Certificate of Incorporation of the Registrant (Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 2000 and incorporated herein by reference).

4.3 By-Laws of the Registrant (Exhibit 3.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1999 and incorporated herein by reference).

4.4 Rights Agreement dated as of April 25, 1995 between the Registrant and The Chase Manhattan Bank, as rights agent, which includes as Exhibit B thereto the Form of Rights Certificate (Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated April 25, 1995, as amended by the Form 8-A/A dated May 4, 1995, and incorporated herein by reference).

4.5 Amendment dated as of February 4, 1997 to the Rights Agreement between the Registrant and The Chase Manhattan Bank, as rights agent (Exhibit
         4.1 to the Registrant's Current Report on Form 8-K dated February 4, 1997 and incorporated herein by reference).

4.6 Second Amendment dated as of June 15, 1999 to the Rights Agreement between the Registrant and The Chase Manhattan Bank, as rights agent (Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated June 15, 1999 and incorporated herein by reference).

5.1      Opinion of Brown & Wood LLP.

5.2 The Registrant hereby undertakes to cause the Plan Sponsor to submit the Plan to the Internal Revenue Service (the "IRS") on a timely basis after the effective date of this registration statement, and to make all changes required by the IRS in order to qualify the Plan.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of Brown & Wood LLP (included as part of Exhibit 5.1).

24.1     Powers of Attorney (included on signature page).

Item 9.  Undertakings.
         ------------

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

         Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that the undertakings set forth in paragraphs
         --------  -------
(a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof; and
----
         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---- ----
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of New York, State of New York, as of the 21st day of February, 2001.

                               MORGAN STANLEY DEAN WITTER & CO.
                               (Registrant)

                               By: /s/ Philip J. Purcell
                                   ------------------------------
                                   Philip J. Purcell
                                   Chairman of the Board and
                                   Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Donald G. Kempf, Jr., Robert G. Scott, Ronald T. Carman, Ralph L. Pellecchio, Martin M. Cohen and William J. O'Shaughnessy, Jr., and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated as of the 21st day of February, 2001.

                           Signature                                                        Title
                           ---------                                                        -----
                 /s/ Philip J. Purcell                                Chairman of the Board and Chief Executive Officer
----------------------------------------------------------
                      Philip J. Purcell

                 /s/ John J. Mack                                      President, Chief Operating Officer and Director
----------------------------------------------------------
                      John J. Mack

                 /s/ Robert G. Scott                                          Executive Vice President and Chief
----------------------------------------------------------             Financial Officer (Principal Financial Officer)
                      Robert G. Scott

                 /s/ Joanne Pace                                                          Controller
----------------------------------------------------------                     (Principal Accounting Officer)
                      Joanne Pace


                           Signature                                                        Title
                           ---------                                                        -----
                 /s/ Robert P. Bauman                                                      Director
----------------------------------------------------------
                      Robert P. Bauman

                 /s/ Edward A. Brennan                                                     Director
----------------------------------------------------------
                      Edward A. Brennan

                 /s/ C. Robert Kidder                                                      Director
----------------------------------------------------------
                      C. Robert Kidder

                 /s/ Charles F. Knight                                                     Director
----------------------------------------------------------
                      Charles F. Knight

                 /s/ John W. Madigan                                                       Director
----------------------------------------------------------
                      John W. Madigan

                 /s/ Miles L. Marsh                                                        Director
----------------------------------------------------------
                      Miles L. Marsh

                 /s/ Michael A. Miles                                                      Director
----------------------------------------------------------
                      Michael A. Miles

                 /s/ Clarence B. Rogers, Jr.                                               Director
----------------------------------------------------------
                      Clarence B. Rogers, Jr.

                 /s/ Laura D'Andrea Tyson                                                  Director
----------------------------------------------------------
                      Laura D'Andrea Tyson


         The Plan. Pursuant to the requirements of the Securities Act of 1933,
         --------
as amended, the administrator of the Morgan Stanley & Co. Incorporated Deferred Profit Sharing Plan has duly caused this Registration Statement to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on this 21st day of February, 2001.

                                           MORGAN STANLEY & CO. INCORPORATED
                                           DEFERRED PROFIT SHARING PLAN



                                           By: /s/ Michael T. Cunningham
                                              ------------------------------
                                              Michael T. Cunningham
                                              Plan Administrator

                                  EXHIBIT INDEX

Exhibit
Number
------

4.1      Morgan Stanley & Co. Incorporated Deferred Profit Sharing Plan.

4.2 Amended and Restated Certificate of Incorporation of the Registrant, as amended to date. Filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 2000 and incorporated herein by reference.

4.3 By-Laws of the Registrant, as amended to date. Filed as Exhibit 3.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 29, 1999 and incorporated herein by reference.

4.4 Rights Agreement dated as of April 25, 1995 between the Registrant and Chemical Bank, as rights agent, which includes as Exhibit B thereto the Form of Rights Certificate. Filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated April 25, 1995, as amended by the Registrant's Form 8-A/A dated May 4, 1995, and incorporated herein by reference.

4.5 Amendment dated as of February 4, 1997 to the Rights Agreement between the Registrant and The Chase Manhattan Bank, as rights agent. Filed as
         Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 4, 1997 and incorporated herein by reference.

4.6 Second Amendment dated as of June 15, 1999 to the Rights Agreement between Morgan Stanley Dean Witter & Co. and The Chase Manhattan Bank, as rights agent. Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated June 15, 1999 and incorporated herein by reference.

5.1      Opinion of Brown & Wood LLP.

5.2 The Registrant hereby undertakes to cause the Plan Sponsor to submit the Plan to the Internal Revenue Service (the "IRS") on a timely basis after the effective date of this registration statement, and to make all changes required by the IRS in order to qualify the Plan.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of Brown & Wood LLP (included as part of Exhibit 5.1).

24.1     Powers of Attorney (included on signature page).